Exhibit 99.1

NOBLE SIGNS SHARE PURCHASE AGREEMENT WITH ARCELOR MITTAL

FOR STRATEGIC BUSINESS COMBINATION

WARREN, MI – (MARCH 16, 2007) Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company”) announced it has signed a share purchase agreement (“SPA”) with Arcelor Mittal (“Arcelor Mittal”) to combine its TBA Arcelor (“TBA”) laser-welding operations into Noble. Prior to signing the SPA, Noble obtained a financing commitment from BNP Paribas for the cash portion of the purchase price and working capital. Arcelor Mittal will receive 9.375 million shares of Noble’s common stock, at a price of $18 per share, with the balance in the form of cash, assumption of certain TBA obligations and a subordinated note. The total value of the transaction is approximately $300 million. TBA’s preliminary revenue and EBITDA for 2006 were approximately $540 million and $67 million, respectively. This includes approximately $130 million in revenue and $15 million in EBITDA related to two facilities not included in the transaction that will be subject to a contract manufacturing agreement with Noble.

At closing, Noble will operate a total of 22 manufacturing facilities, including facilities located in the US, Canada, Australia, Europe, China and India. Noble and Arcelor Mittal will enter into a shared services and steel supply agreement to support the Company’s European operations. In addition, Noble will have access to Arcelor Mittal’s research and development efforts and work together to develop new products and applications.

The SPA also provides for the acquisition of the Powerlasers business of Dofasco, Inc., a Canadian subsidiary of Arcelor Mittal, in a separate transaction if and when it is available for sale.

Noble and Arcelor Mittal contemplate closing the TBA transaction during the summer of 2007. Prior to closing, the parties must obtain shareholder and regulatory approval for the transaction. Additional details can be obtained in the Company’s 8-K filing with the Securities Exchange Commission.

MANAGEMENT COMMENTS ON THE TRANSACTION AND GROWTH INITIATIVES

Noble’s Chairman, Robert J. Skandalaris, commented on the agreement, “Signing the purchase agreement with Arcelor Mittal marks an important milestone for Noble on its journey to becoming a global supplier of advanced automotive structural solutions. Upon completion of the transaction, which we expect to occur during the summer, we will have made significant progress toward achieving our strategic goals. We will have the global reach, customer base, product diversification and technical capabilities needed to supply OEMs around the world. We look forward to working together with Arcelor Mittal to utilize our combined strengths to create a company that is the industry’s preferred provider of 21st Century Auto Body Solutions®.”

Thomas L. Saeli, Noble’s Chief Executive Officer, stated, “The Noble team is excited to have reached this important stage in our development. Bringing us to this point has involved a great deal of work behind the scenes, including obtaining the financing for the transaction, conducting due diligence and negotiating the terms of the transaction.

“OEMs increasingly place greater value on global suppliers. Automakers are now producing vehicles worldwide that utilize similar platforms to reduce development costs. They are identifying partners with the global scale and technical capabilities to support their increased complex needs. With the completion of this transaction, we will not only have increased our size but also our capabilities and geographic reach. We will continue to drive our growth and seek opportunities with an enhanced customer base, new markets and new products. We look forward to the next stage in the Company’s development with confidence and enthusiasm.”

Mr. Saeli continued his remarks, addressing Noble’s internal growth prospects, “In 2007 we expect to launch 9 new laser welding programs and 28 new roll-formed automotive applications, in addition to those new launches anticipated at TBA. The second laser-welded, roll-formed tubular structure using our patented P-Tech™ process is expected to enter production this summer, with the third following shortly thereafter. We also expect to shortly begin shipping two new laser-welded applications on two existing production platforms. Launches like these demonstrate the incremental value our in-house engineering, design expertise and research and development create for the Company and its shareholders.”

CONFERENCE CALL INFORMATION

The previously scheduled conference call for 10 AM EDT, March 16, 2007, will be utilized to present the details of the TBA transaction. As a result of the finalization of the treatment of our convertible debt exchange and the Pullman and TBA transactions, the filing of the 2006 10-K has been extended for approximately 15 days. The resolution of the embedded derivative treatment of Noble’s convertible debt will potentially result in a non-cash charge and may impact either 2006 or 2007. The Company will announce its 2006 earnings on or before March 31, 2007.

The dial-in numbers for the call are 800-418-7236 or 973-935-8757. A replay will be available until 5 PM March 23, 2007 by calling 877-519-4471 or 973-341-3080 and entering access code 8391527.

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “EBITDA” (a non-GAAP financial measure). EBITDA represents earnings from continuing operations before income tax, plus interest expense, depreciation and amortization.

EBITDA is not presented as, and should not be considered an alternative measure of operating results or cash flows from operations (as determined in accordance with generally accepted accounting principles), but are presented because they are widely accepted financial indicators of a company’s ability to incur and service debt. While widely used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily an accurate means of comparison and may not be comparable to similarly titled measures disclosed by other companies.

Management believes that EBITDA is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses EBITDA for planning and forecasting in future periods.

PROXY STATEMENT FILING

In connection with the Share Purchase Agreement, Noble will file a proxy statement with the Securities and Exchange Commission. Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Noble, without charge at the SEC’s web site (www.sec.gov). These documents may also be obtained for free from Noble’s Investor Relations web site (www.nobleintl.com) or by directing a request to Noble at: Noble International, Ltd., Attn: Greg Salchow, 2813 Van Dyke Avenue, Warren, Michigan 48093.

We and our respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from our stockholders in respect of the proposed transaction.

Information regarding our directors and executive officers is available in our proxy statement for our 2006 annual meeting of stockholders, filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

For more information contact:

Greg L. Salchow

Noble International, Ltd.

(586) 751-5600